SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 March 26, 1999
                        (Date of earliest event reported)




                         Progress Financial Corporation
             (Exact name of registrant as specified in its charter)




Delaware                               0-14815                   23-2413363
(State of other jurisdiction     (Commission File Number)       (IRS Employer
 of incorporation)                                         Identification No.)


4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania              19422-0764
(Address of principal executive offices)                            (Zip Code)



                                 (610) 825-8800
              (Registrant's telephone number, including area code)



                                 Not Applicable
(Former name,former address and former fiscal year,if changed since last report)



Item 5.           Other Events

         On March 26, 1999, Progress Financial Corporation issued a press release announcing a warrant position in VerticalNet, Inc. For additional information, reference is made to the press Release, dated March 26, 1999, which is attached hereto as Exhibit 99(a) and is incorporated herein by reference.



Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits


         (a)      Financial Statements

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      99(a)             Press Release dated March 26, 1999

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  PROGRESS FINANCIAL CORPORATION

Dated:   March 26, 1999                     By:      /s/ Michael B. High
                                   --------------------------------------------
                                                    Michael B. High
                                                    Senior Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit Number                        Description


         99(a)             Press Release issued on March 26, 1999

                                  Exhibit 99(a)



                     Press Released issued on March 26, 1999

NEWS RELEASE
Contact: Michael B. High -- (610) 941-4804
                  Chief Financial Officer
                  Progress Financial Corporation
                  4 Sentry Parkway - Suite 200
                  Blue Bell, PA  19422

           Progress Financial Corporation Reports Holdings of Warrants

For immediate release:

Blue Bell, PA, March 26, 1999 -- Progress Financial Corporation (the "Company") reported today that a company in which it holds warrants to purchase shares of common stock, has completed an initial public offering. The warrants were obtained through the Company's Specialized Lending Division which provides customized financial services to leading-edge companies in technology, health care and insurance. VerticalNet, an internet company, went public at an initial offering price of $16 per share of common stock in February 1999. The trading of this stock, like many internet companies, is very volatile. The closing price of a share of VerticalNet common stock has ranged between $35 and $108.50 since its initial public offering.
         The Company provided a line of credit and received warrants to purchase 49,962 shares of common stock of VerticalNet, with a weighted average exercise price of $5.58 and an expiration date of November 30, 2008. The Company is prohibited from selling or otherwise disposing of the warrants or any shares of common stock received from the exercise of such warrants for a period of 180 days from February 11, 1999. At March 25, 1999, the closing sales price of a share of common stock of VerticalNet on the Nasdaq Stock Market was $108.50.
         The Company has deferred recognition of the fair value of the warrants pending the expiration of the above described limitations which preclude their ready conversion to cash. At the expiration of this limitation, the warrants will be recorded at fair market value as an adjustment to current earnings in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."
         "The Company has begun to realize the potential of gains from warrants on loans originated by the Specialized Lending Division and this portfolio has grown significantly in the last two years. Our commitment to early stage, venture backed companies continues to be one of our unique niches that make our Company different and relevant compared to our industry," said W. Kirk Wycoff, Chairman and Chief Executive Officer of Progress Financial Corporation. The current Specialized Lending portfolio contains warrant positions in twenty different companies. The number of warrants in each company ranges between 5,000 and 375,000. The companies are primarily in the technology and healthcare industries and exhibit significant growth potential. The Company also is an investor in the Ben Franklin/Progress Fund, a mezzanine debt fund, which has invested in nine additional opportunities.
         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through eleven full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Company, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and financial services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware and Raleigh, North Carolina; as well as business-to-business telemarketing through Procall Teleservices, Inc. and construction and development of assisted living communities through Progress Development Corp. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC."
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